Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

by and among

MARRIOTT OWNERSHIP RESORTS, INC.,

ILG, LLC,

the Guarantors party hereto from time to time

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

J.P. MORGAN SECURITIES LLC,

as Dealer Managers

Dated as of September 4, 2018

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 4, 2018, by and among Marriott Ownership Resorts, Inc., a Delaware corporation (the “Company”), ILG, LLC, a Delaware limited liability company (together with the Company, the “Issuers”), the Guarantors (as defined below) listed on the signature pages hereto (the “Initial Guarantors”), any other Guarantors party hereto from time to time and Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Dealer Managers (collectively, the “Dealer Managers”) under the Dealer Manager Agreement (as defined below).

This Agreement is made pursuant to the Dealer Manager and Solicitation Agent Agreement, dated as of July 26, 2018 (the “Dealer Manager Agreement”), by and among the Issuers, the Initial Guarantors party thereto and the Dealer Managers, in connection with the Company’s offer to exchange (the “Exchange Offer”) any and all of the outstanding 5.625% Senior Notes due 2023 (the “Existing IAC Notes”) issued by Interval Acquisition Corp. for 5.625% Senior Notes due 2023 issued by the Issuers (the “Initial Notes”).

In order to induce the holders of the Existing IAC Notes to exchange their Existing IAC Notes for the Initial Notes in the Exchange Offer, the Issuers and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Dealer Managers set forth in Section 6(n) of the Dealer Manager Agreement.

The parties hereto agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of MVW that issues a Guarantee under the Indenture after the date of this Agreement.

“Additional Interest” shall have the meaning assigned to it in Section 5 hereof.

“Advice” shall have the meaning assigned to it in Section 6(c) hereof.

“Affiliate” shall have the meaning assigned to it in the Dealer Manager Agreement.

“Broker-Dealer” shall mean any broker or dealer registered under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

“Commission” shall mean the Securities and Exchange Commission.

“Consummate” shall mean the occurrence of (i) the filing and effectiveness under the Securities Act of the Registered Exchange Offer Registration Statement relating to the Registered Exchange Securities to be issued in the Registered Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Registered Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Issuers to the Registrar under the Indenture of Registered Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Registrable Securities that were validly tendered by Holders thereof and accepted for exchange pursuant to the Registered Exchange Offer. “Consummated” shall have a correlative meaning.

“Dealer Manager Agreement” shall have the meaning assigned to it in the preamble hereto.

“Dealer Managers” shall have the meaning assigned to it in the preamble hereto.

“DTC” shall mean The Depository Trust Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Guarantee” shall have the meaning assigned to it in the Indenture.

“Guarantors” shall mean the Initial Guarantors, any Additional Guarantors and their successors and assigns.

“Holders” shall have the meaning assigned to it in Section 2(b) hereof.

“Indemnified Holder” shall have the meaning assigned to it in Section 8(a) hereof.

“Indenture” shall mean the Indenture, dated as of September 4, 2018, by and among the Issuers, the Guarantors and the Trustee, as the same may be amended or supplemented from time to time.

“Initial Guarantors” shall have the meaning assigned to it in the preamble hereto.

“Initial Securities” shall mean, collectively, the Initial Notes and the Guarantees of the Initial Notes by the Guarantors.

“Interest Payment Date” shall be the date assigned to it in the Indenture and the Securities.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Person” shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Registration Statement, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments thereto, including post-effective amendments, and in each case all material incorporated by reference therein.

“Registered Exchange Deadline” shall have the meaning assigned to it in Section 3(a) hereof.

“Registered Exchange Offer” shall have the meaning assigned to it in Section 3(a) hereof.

“Registered Exchange Offer Registration Statement” shall have the meaning assigned to it in Section 3(a) hereof.

“Registered Exchange Securities” shall have the meaning assigned to it in Section 3(a) hereof.

“Registrable Securities” shall mean each Security until the earliest to occur of:

(i) the date on which such Security has been exchanged by a Person other than a Broker-Dealer for a Registered Exchange Security in the Registered Exchange Offer;

(ii) following the exchange by a Broker-Dealer in the Registered Exchange Offer of a Security for a Registered Exchange Security, the date on which such Registered Exchange Security is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the prospectus contained in the Registered Exchange Offer Registration Statement;

(iii) the date on which such Security has been effectively registered under the Securities Act and exchanged or disposed of in accordance with the Shelf Registration Statement; or

(iv) the date on which such Security ceases to be outstanding.

“Registration Default” shall have the meaning assigned to it in Section 5 hereof.

“Registration Statement” shall mean a Registered Exchange Offer Registration Statement or a Shelf Registration Statement, which, in each case, is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Securities” shall mean, collectively, the Initial Notes to be issued in the Exchange Offer pursuant to the Indenture, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture. Each Security is entitled to the benefit of the Guarantees provided by the Guarantors in the Indenture and, unless the context otherwise requires, any reference herein to a “Security,” a “Registered Exchange Security” or a “Registrable Security” shall include a reference to the related Guarantee.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Settlement Date” shall mean the date of this Agreement.

“Shelf Filing Deadline” shall have the meaning assigned to it in Section 4(a) hereof.

“Shelf Registration Statement” shall have the meaning assigned to it in Section 4(a) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Trustee” shall mean HSBC Bank USA, National Association, as trustee under the Indenture, together with any successors thereto in such capacity.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

(b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities (each, a “Holder” and, collectively the “Holders”) whenever such Person owns Registrable Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Registered Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Issuers and the Guarantors shall use its commercially reasonable efforts to, within 365 days following the Settlement Date (or if such 365th day is not a Business Day, the next succeeding Business Day) (such day, the “Registered Exchange Deadline”), (i) file with the Commission a Registration Statement relating to an offer to exchange (such Registration Statement, the “Registered Exchange Offer Registration Statement,” and such offer, the “Registered Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Issuers and guaranteed by the Guarantors under the Indenture, which debt securities and related Guarantees are substantially identical to the Securities and the related Guarantees, respectively (and are entitled to the benefits of the Indenture), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for Additional Interest as contemplated in Section 5 below (such new debt securities and the related Guarantees, the “Registered Exchange Securities”), (ii) have the Registered Exchange Offer Registration Statement declared effective by the Commission, and (iii) unless the Registered Exchange Offer would not be permitted by applicable law or Commission policy, (A) commence the Registered Exchange Offer and (B) issue Registered Exchange Securities in exchange for all Registrable Securities validly tendered prior thereto and accepted for exchange pursuant to the Registered Exchange Offer. The Registered Exchange Offer shall be on the appropriate form permitting registration of the Registered Exchange Securities to be offered in exchange for the Registrable Securities and to permit resales of Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Issuers and the Guarantors shall cause the Registered Exchange Offer Registration Statement to be effective continuously and shall keep the Registered Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Registered Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date notice of the Registered Exchange Offer is mailed (or delivered by electronic transmission in accordance with the applicable procedures of DTC) to the Holders. The Issuers shall cause the Registered Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Registered Exchange Securities shall be included in the Registered Exchange Offer Registration Statement.

(c) The Issuers shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Registered Exchange Offer Registration Statement that any Broker-Dealer that holds Initial Securities that are Registrable Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Issuers) may exchange such Initial Securities pursuant to the Registered Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Registered Exchange Securities received by such Broker-Dealer in the Registered

Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Registered Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission.

Each of the Issuers and the Guarantors shall use its reasonable best efforts to keep the Registered Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Registered Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Issuers shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Issuers and the Guarantors are not permitted to file a Registered Exchange Offer Registration Statement or to Consummate the Registered Exchange Offer because the Registered Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) the Registered Exchange Offer is not Consummated by the Registered Exchange Deadline or (iii) any Holder of Registrable Securities notifies the Issuers prior to the 20th Business Day following Consummation of the Registered Exchange Offer that: (A) such Holder is prohibited by applicable law or Commission policy from participating in the Registered Exchange Offer, (B) such Holder may not resell the Registered Exchange Securities acquired by it in the Registered Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Registered Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Issuers or an Affiliate of the Issuers, then the Issuers and the Guarantors shall:

(i) use their commercially reasonable efforts to file with the Commission a shelf registration statement pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) under the Securities Act, which may be an amendment to the Registered Exchange Offer Registration Statement (in each case, the “Shelf Registration Statement”), on or prior to the 45th day after the Registered Exchange Deadline (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Registrable Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof;

(ii) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable; and

(iii) use their commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of

Registrable Securities by the Holders of such Registrable Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year following the effective date of such Shelf Registration Statement or such shorter period that will terminate when all the Registrable Securities registered thereunder are disposed of in accordance therewith or cease to be outstanding.

Notwithstanding the foregoing or any other provision hereof, the Issuers may, without being required to pay Additional Interest, determine that the use of such prospectus would require the disclosure of material non-public information that, in the Issuers’ reasonable judgment, would be detrimental to the Issuers if disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction, and suspend the use of the prospectus that is part of the Shelf Registration Statement for a period of up to 60 days per such suspension, not to exceed 90 days in any twelve-month period.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Issuers in writing, within 20 Business Days after receipt of a request therefor, such information as the Issuers may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected shall promptly furnish to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) the Issuers fail to Consummate the Registered Exchange Offer by the Registered Exchange Deadline, (ii) a Shelf Registration Statement is required pursuant to Section 4(a) of this Agreement but not declared effective within 45 days after the Registered Exchange Deadline, or (iii) the Shelf Registration Statement or the Registered Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Registrable Securities during the periods specified in this Agreement (each such event referred to in clauses (i), (ii) and (iii), a “Registration Default”), then the Issuers will pay additional interest (“Additional Interest”) to each Holder of Registrable Securities until all Registration Defaults have been cured. With respect to the first 90-day period immediately following the occurrence of the first Registration Default, Additional Interest will be paid in an amount equal to 0.25% per annum of the principal amount of Registrable Securities outstanding. The amount of Additional Interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Additional Interest for all Registration Defaults of 1.00% per annum of the principal amount of the Registrable Securities outstanding. The payment of such Additional Interest will be the Holders’ sole remedy under this Agreement with respect to any Registration Defaults hereunder. Following the cure of all Registration Defaults relating to any particular Registrable Securities, the interest rate borne by the relevant Registrable Securities will be reduced to the original interest rate borne by such Registrable Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Registrable Securities shall again be increased pursuant to the foregoing provisions.

All obligations of the Issuers and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

Any Additional Interest shall be paid by the Issuers on the next scheduled Interest Payment Date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to Holders of certificated Initial Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

SECTION 6. Registration Procedures.

(a) Registered Exchange Offer Registration Statement. In connection with the Registered Exchange Offer, the Issuers and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Registrable Securities being sold in accordance with the intended method or methods of distribution thereof; provided that as a condition to its participation in the Registered Exchange Offer pursuant to the terms of this Agreement, each Holder of Registrable Securities shall furnish, upon the request of the Issuers, prior to the Consummation thereof, a written representation to the Issuers (which may be contained in the letter of transmittal contemplated by the Registered Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of either of the Issuers, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Registered Exchange Securities to be issued in the Registered Exchange Offer and (C) it is acquiring the Registered Exchange Securities in its ordinary course of business. In addition, all such Holders of Registrable Securities shall otherwise cooperate in the Issuers’ preparations for the Registered Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the securities to be acquired in the Registered Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Registered Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Issuers.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Issuers and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Issuers and the Guarantors will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Registrable Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Issuers and the Guarantors shall use their commercially reasonable efforts to:

(i) keep such Registration Statement continuously effective for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Issuers shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, each of the Issuers and the Guarantors shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement);

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each selling Holder named in any Registration Statement, and to the underwriter(s), if any;

(vi) make available at reasonable times for inspection by the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Issuers and the Guarantors and cause the Issuers’ and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any; provided that (A) the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one counsel designated by and on behalf of such parties, (B) if any such information is identified by an Issuer or any Guarantor as being confidential or proprietary, each Person receiving such information shall take such actions as are reasonably necessary to protect the confidentiality of such information and (C) this proviso shall not limit such Persons from activities that are reasonable and customary to establish a “due diligence” defense under the Securities Act;

(vii) if requested by any selling Holders or the underwriter(s), if any, as soon as reasonably practicable include or incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Issuers are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

(viii) if such documents are not publicly available, furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Issuers and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(x) enter into such customary agreements (including a customary underwriting agreement in connection with an Underwritten Offering), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder of Registrable Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Issuers and the Guarantors shall:

(A) furnish to each selling Holder and each underwriter, if any, in such substance and scope as reasonably requested by the underwriter(s), if any, or by the Holders of a majority in principal amount of the Registrable Securities being sold and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Registered Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:

(1) in the case of a Shelf Registration Statement, an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Issuers and the Guarantors, covering the matters customarily covered in opinions requested in underwritten offerings; and

(2) customary comfort letters, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by the underwriter(s), if any, or by Holders of a majority in principal amount of the Registrable Securities being sold to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuers or any of the Guarantors pursuant to this Section 6(c)(x), if any.

(xi) prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the state securities or blue sky laws of such jurisdictions as the Holders of a majority in principal amount of the Registrable Securities or the underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that none of the Issuers or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xii) issue, upon the request of any Holder of Securities covered by the Shelf Registration Statement, Registered Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Securities surrendered to the Issuers by such Holder in exchange therefor or being sold by such Holder; such Registered Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Issuers for cancellation;

(xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least three Business Days prior to the closing of any sale of Registrable Securities made by such Holders or underwriter(s);

(xiv) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xv) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities;

(xvi) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of FINRA;

(xvii) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) no later than 45 days after the end of the twelve-month period (or 90 days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement; and

(xviii) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Issuers of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Issuers, each Holder will deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event the Issuers shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Issuers’ option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Issuers’ and the Guarantors’ performance of or compliance with this Agreement will be borne by the Issuers and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Dealer Manager or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Registered Exchange Securities to be issued in the Registered Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Issuers and the Guarantors; (v) all application and filing fees in connection with listing the Registered Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Issuers and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Issuers and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuers or the Guarantors.

(b) In connection with any Shelf Registration Statement required by this Agreement, the Issuers and the Guarantors, jointly and severally, will reimburse the Dealer Managers and the Holders of Registrable Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, which shall be Simpson Thacher & Bartlett LLP, excluding any and all fees and expenses of advisors or counsel to the underwriters, if any. Each Holder shall pay any underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

SECTION 8. Indemnification.

(a) The Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Issuers by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Issuers or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Issuers or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Issuers and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Issuers or the Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Issuers and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Issuers and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Issuers and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Issuers’ and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Issuers and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Issuers and the Guarantors. The Issuers and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Guarantors and their respective directors, officers of the Issuers and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuers or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Issuers, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Issuers and the Guarantors, and the Issuers, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, from the Exchange Offer, the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Issuers and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Issuers on the one hand and of the Indemnified Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Issuers, the Guarantors and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. Each of the Issuers and the Guarantors hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Registrable Securities covered by the Shelf Registration Statement that are Dealer Managers and that desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Issuers.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Issuers and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Issuers and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that would prevent Consummation of the Registered Exchange Offer or the performance by the Issuers or the Guarantors of their obligations hereunder or otherwise conflicts with the provisions hereof. None of the Issuers nor any of the Guarantors has previously entered into any agreement granting any registration rights with respect to the Initial Securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Issuers have (i) in the case of Section 5 hereof and this Section 12(c)(i), obtained the written consent of Holders of all outstanding Registrable Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Registrable Securities (excluding any Registrable Securities held by the Issuers or their Affiliates) affected by such amendment, modification, supplement, waiver or consent. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Registered Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Registered Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Registrable Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Dealer Manager hereunder, the Issuers shall obtain the written consent of the Dealer Managers with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), e-mail, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

(ii) if to the Issuers:

Marriott Ownership Resorts, Inc.

c/o Marriott Vacations Worldwide Corporation

6649 Westwood Boulevard

Orlando, Florida 32821

Facsimile: (407) 513-6680

Attention: James H. Hunter, IV, General Counsel

E-mail: james.hunter@mvwc.com

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile:     (212) 446-4900

Attention:      Richard Aftanas, P.C.

                       David Curtiss

Email:           richard.aftanas@kirkland.com

                       david.curtiss@kirkland.com; and

(iii) if to the Dealer Managers:

Merrill Lynch, Pierce, Fenner & Smith

                       Incorporated

50 Rockefeller Plaza

New York, New York 10020

Fax: (917) 267-7085

Attention: High Yield Legal Department

and

J.P. Morgan Securities LLC

383 Madison Avenue, 3rd Floor

New York, New York 10179

Attention: Liability Management Group

Fax No.: (212) 834-4811

Confirmation No.: (212) 834-6170

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Fax: (212) 455-2502

Attention: John C. Ericson

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if e-mailed or telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder; provided further, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Dealer Manager Agreement or the Indenture. If any transferee of any Holder shall acquire Registrable Securities in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MARRIOTT OWNERSHIP RESORTS, INC.

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

ILG, LLC, as Co-Issuer

By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and
Chief Financial Officer

MARRIOTT VACATIONS WORLDWIDE CORPORATION, as Guarantor

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

[Signature page to Registration Rights Agreement]

VOLT MERGER SUB, LLC
MVW US HOLDINGS, INC.
MH KAPALUA VENTURE, LLC
MORI MEMBER (KAUAI), LLC
MORI GOLF (KAUAI), LLC
KAUAI LAGOONS HOLDINGS LLC
MARRIOTT RESORTS HOSPITALITY CORPORATION
MVW SSC, INC.
MARRIOTT OWNERSHIP RESORTS PROCUREMENT, LLC
E-CRM CENTRAL, LLC
MARRIOTT RESORTS SALES COMPANY, INC.
MARRIOTT KAUAI OWNERSHIP RESORTS, INC.
THE RITZ-CARLTON DEVELOPMENT COMPANY, INC.
THE LION & CROWN TRAVEL CO., LLC
RBF, LLC
THE RITZ-CARLTON TITLE COMPANY, INC.
THE RITZ-CARLTON SALES COMPANY, INC.
RCDC CHRONICLE LLC
RCDC 942, L.L.C.
RCC (GP) HOLDINGS LLC
MORI RESIDENCES, INC.
MTSC, INC.,
as Guarantors

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President

[Signature page to Registration Rights Agreement]

MVW OF HAWAII, INC.,
as Guarantor

By:	/s/ Marcus O’Leary
	Name:	Marcus O’Leary
	Title:	President

[Signature page to Registration Rights Agreement]

MVW US SERVICES, LLC, as Guarantor

By:	MVW SSC, Inc., a Delaware corporation,
its sole member

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

[Signature page to Registration Rights Agreement]

MORI WAIKOLOA HOLDING COMPANY, LLC,
as Guarantor

By:	Marriott Ownership Resorts, Inc.,
a Delaware corporation, its sole member

By:	/s/ Joseph J. Bramuchi
	Name:	Joseph J. Bramuchi
	Title:	Vice President

[Signature page to Registration Rights Agreement]

THE COBALT TRAVEL COMPANY, LLC,
as Guarantor

By:	The Ritz-Carlton Development
Company, Inc., a Delaware corporation,
Its sole member

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President

[Signature page to Registration Rights Agreement]

THE RITZ-CARLTON MANAGEMENT COMPANY, L.L.C.
as Guarantor

By:	The Ritz-Carlton Development
Company, Inc., a Delaware corporation,
Its sole member

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President

[Signature page to Registration Rights Agreement]

RCC (LP) HOLDINGS L.P., a Guarantor

By:	RCDC Chronicle LLC, a Delaware limited
liability company, its general partner

By:	The Ritz-Carlton Development
Company, Inc., a Delaware corporation,
Its sole member

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President

[Signature page to Registration Rights Agreement]

R.C. CHRONICLE BUILDING, L.P., as Guarantor

By:	RCC (GP) HOLDINGS LLC, a Delaware limited liability company, its general partner

By:	RCC (LP) HOLDINGS L.P., a Delaware limited partnership, its sole member

By:	RCDC CHRONICLE LLC, a Delaware limited liability company, its general partner

By:	THE RITZ-CARLTON DEVELOPMENT
COMPANY, INC., a Delaware corporation, its sole member

By:	/s/ Joseph J. Bramuchi
Name: Joseph J. Bramuchi
Title: Vice President

[Signature page to Registration Rights Agreement]

THE GUARANTORS ON SCHEDULE I HERETO

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Executive Vice President

INTERVAL ACQUISITION CORP.
S.O.I. ACQUISITION CORP., as Guarantors

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Executive Vice President and Chief
Financial Officer

BEACH HOUSE DEVELOPMENT PARTNERSHIP, as Guarantor
By: HTS-Beach House, Inc., its general partner

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Executive Vice President

CDP INVESTORS, L.P., as Guarantor
By: CDP GP, Inc., its General Partner

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Executive Vice President

CERROMAR DEVELOPMENT PARTNERS, L.P.,
S.E., as Guarantor
By: Cerromar Development Partners GP, Inc.,
its general partner

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Executive Vice President

[Signature page to Registration Rights Agreement]

HTS-SAN ANTONIO, L.P., as Guarantor
By: HTS-San Antonio, Inc., its general partner

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Executive Vice President

KEY WESTER LIMITED, as Guarantor
By: HTS-KW, Inc., its general partner

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Executive Vice President

PELICAN LANDING TIMESHARE VENTURES LIMITED PARTNERSHIP, as Guarantor
By: HTS-Coconut Point, Inc., its general partner

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Executive Vice President

VACATION OWNERSHIP LENDING, L.P., as Guarantor
By: Vacation Ownership Lending GP, Inc., its
general partner

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Executive Vice President

VOL INVESTORS, L.P., as Guarantor
By: VOL GP, Inc., its general partner,
as Guarantor

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Executive Vice President

[Signature page to Registration Rights Agreement]

AQUA HOSPITALITY LLC
ASTON HOTELS & RESORTS FLORIDA, LLC
ILG MANAGEMENT, LLC
MAUI CONDO AND HOME, LLC
RQI HOLDINGS, LLC,
as Guarantors

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Manager

AQUA HOTELS & RESORTS, LLC
DIAMOND HEAD MANAGEMENT LLC
HOTEL MANAGEMENT SERVICES LLC
KAI MANAGEMENT SERVICES LLC, as Guarantors
By: Aqua Hospitality LLC, their Manager

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Manager

AQUA LUANA OPERATOR LLC, as Guarantor
By: Aqua Hospitality LLC, its Sole Member

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Manager

AQUA HOTELS AND RESORTS OPERATOR LLC, as Guarantor
By: Aqua Hospitality LLC, its Managing Member

By:	/s/ John E. Geller, Jr.
Name: John E. Geller, Jr.
Title: Manager

[Signature page to Registration Rights Agreement]

FOH HOLDINGS, LLC, as Guarantor

By:	/s/ Angela K. Halladay
Name: Angela K. Halladay
Title: Assistant Secretary

RESORT MANAGEMENT FINANCE SERVICES, INC., as Guarantor

By:	/s/ James H Hunter, IV
Name: James H Hunter, IV
Title: President

AQUA-ASTON HOSPITALITY, LLC, as Guarantor

By:	/s/ Kelvin Bloom
Name: Kelvin Bloom
Title: Chief Executive Officer

REP HOLDINGS, LTD., as Guarantor

By:	/s/ Kelvin Bloom
Name: Kelvin Bloom
Title: President

[Signature page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

As Dealer Manager

By:	/s/ Julie Efremoff
Name: Julie Efremoff
Title: Managing Director

J.P. MORGAN SECURITIES LLC

As Dealer Manager

By:	/s/ Mimi Tao
Name: Mimi Tao
Title: Vice President

[Signature page to Registration Rights Agreement]

SCHEDULE I

Aqua Hotels and Resorts, Inc.

Aqua-Aston Holdings, Inc.

CDP GP, Inc.

Cerromar Development Partners GP, Inc.

Coconut Plantation Partner, Inc.

Data Marketing Associates East, Inc.

Flex Collection, LLC

FOH Hospitality, LLC

Grand Aspen Holdings, LLC

Grand Aspen Lodging, LLC

Hawaii Vacation Title Services, Inc.

HPC Developer, LLC

HT-Highlands, Inc.

HTS-BC, L.L.C.

HTS-Beach House Partner, L.L.C.

HTS-Beach House, Inc.

HTS-Coconut Point, Inc.

HTS-Ground Lake Tahoe, Inc.

HTS-Key West, Inc.

HTS-KW, Inc.

HTS-Lake Tahoe, Inc.

HTS-Loan Servicing, Inc.

HTS-Main Street Station, Inc.

HTS-Maui, L.L.C.

HTS-San Antonio, Inc.

HTS-San Antonio, L.L.C.

HTS-Sedona, Inc.

HTS-Sunset Harbor Partner, L.L.C.

HTS-Windward Pointe Partner, L.L.C.

HV Global Group, Inc.

HV Global Management Corporation

HV Global Marketing Corporation

HVO Key West Holdings, LLC

IIC Holdings, Incorporated

ILG Shared Ownership, Inc.

Interval Holdings, Inc.

Interval International, Inc.

Interval Resort & Financial Services, Inc.

Interval Software Services, LLC

Kauai Blue, Inc.

Lagunamar Cancun Mexico, Inc.

Management Acquisition Holdings, LLC

Resort Sales Services, Inc.

Scottsdale Residence Club, Inc.

Sheraton Flex Vacations, LLC

St. Regis New York Management, Inc.

St. Regis Residence Club, New York Inc.

Vacation Ownership Lending GP, Inc.

Vacation Title Services, Inc.

VCH Communications, Inc.

[Signature page to Registration Rights Agreement]

VCH Consulting, Inc.

VCH Systems, Inc.

Vistana Acceptance Corp.

Vistana Aventuras, Inc.

Vistana Development, Inc.

Vistana Hawaii Management, Inc.

Vistana Management, Inc.

Vistana MB Management, Inc.

Vistana Portfolio Services, Inc.

Vistana PSL, Inc.

Vistana Residential Management, Inc.

Vistana Signature Experiences, Inc.

Vistana Signature Network, Inc.

Vistana Vacation Ownership, Inc.

Vistana Vacation Realty, Inc.

Vistana Vacation Services Hawaii, Inc.

VOL GP, Inc.

VSE Development, Inc.

VSE East, Inc

VSE Mexico Portfolio Services, Inc.

VSE Myrtle Beach, LLC

VSE Pacific, Inc.

VSE Trademark, Inc.

VSE Vistana Villages, Inc.

VSE West, Inc.

Westin Sheraton Vacation Services, Inc.

Windward Pointe II, L.L.C.

Worldwide Vacation & Travel, Inc.

WVC Rancho Mirage, Inc.

[Signature page to Registration Rights Agreement]